UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2019

Diplomat Pharmacy, Inc.

(Exact Name of Registrant as Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	001-36677 (Commission File Number)	38-2063100 (IRS Employer Identification No.)

4100 S. Saginaw St.

Flint, Michigan 48507

(Address of Principal Executive Offices)  (Zip Code)

(888) 720-4450

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	DPLO	New York Stock Exchange

Item 5.07   Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of the Company held on June 3, 2019, shareholders elected the two Class II director nominees for three-year terms, ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019, and approved (on an advisory basis) the Company’s named executive officer compensation.  The annual meeting proposals were described in detail in the Company’s definitive proxy statement filed on April 24, 2019 with the Securities and Exchange Commission.

The results of the voting are shown below.

Proposal 1 — Election of Directors

Class II Nominees	Votes For	Votes Withheld	Broker Non- Votes
Benjamin Wolin	60,832,969	1,133,204	8,063,479
Kenneth O. Klepper	57,697,816	4,268,357	8,063,479

Proposal 2—Ratification of the Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstain
68,363,348	1,587,299	79,005

Proposal 3 — Advisory Vote on Named Executive Officer Compensation

Votes For	Votes Against	Abstain	Broker Non- Votes
53,878,998	8,036,726	50,449	8,063,479

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diplomat Pharmacy, Inc.

By:	/s/ Brian Griffin
Brian Griffin
Chief Executive Officer

Date: June 7, 2019